Exhibit 1.1

4,597,339 SHARES OF COMMON STOCK

BELLRING BRANDS, INC.

COMMON STOCK

UNDERWRITING AGREEMENT

November 21, 2022

J.P. MORGAN SECURITIES LLC

As Representative of the several

    Underwriters named in Schedule II attached hereto,

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

The financial institution listed on Schedule I hereto, in its capacity as selling stockholder (in such capacity, the “Selling Stockholder”), of the Stock (as defined below) of BellRing Brands, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions stated in this Underwriting Agreement (this “Agreement”), proposes to sell to the several Underwriters named in Schedule II hereto (in their capacity as underwriters, the “Underwriters”), for whom you serve as representative (the “Representative”), an aggregate of 4,597,339 shares (the “Stock”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). This Agreement is to confirm the agreement concerning the purchase of the Stock from the Selling Stockholder by the Underwriters.

On the date hereof and prior to the execution of this Agreement, Post Holdings, Inc., a Missouri corporation (“Post”), entered into an exchange agreement with the Selling Stockholder (or its affiliate) (the “Exchange Agreement”), whereby Post agreed to transfer to the Selling Stockholder the Stock in exchange for the cancellation of certain indebtedness of Post owing to the Selling Stockholder (or its affiliate) (the “Debt-for-Equity Exchange”).

Subject to the sale of the Stock by the Selling Stockholder to the Underwriters in compliance with the terms of this Agreement, the Underwriters have agreed to sell to the Company, and the Company has agreed to herein to purchase from the Underwriters (the “Share Repurchase”), an aggregate of 925,000 shares (the “Repurchase Shares”) pursuant to Section 3 of this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3ASR (File No. 333-266656), including a prospectus, relating to the Stock. The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A, 430B or 430C under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the “Securities Act”), is hereinafter referred to as the “Initial Registration Statement.” The base prospectus included in the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is hereinafter referred to as the “Base Prospectus.” Any preliminary prospectus supplement in the form first used to confirm sales of Stock (or in the form made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) relating to the Stock filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act is hereinafter referred to as the “Preliminary Prospectus.” The various parts of the Initial Registration Statement, including all exhibits to the Initial Registration Statement and including all information contained in the form of final prospectus relating to the Stock filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430B under the Securities Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective, are herein collectively called the “Registration Statement.” If the Company has filed an abbreviated registration statement with respect to the Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall be deemed to include such Rule 462 Registration Statement. The final prospectus supplement, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus.” Any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Base Prospectus, Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the prospectus contained in the Registration Statement. “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, became effective, or is deemed to have become effective by the Commission, in accordance with the rules and regulations under the Securities Act.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Preliminary Prospectus together with the documents and pricing information set forth on Schedule IV and Schedule V hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference therein.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees with each Underwriter, the Selling Stockholder and Post that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) For purposes of this Agreement, the “Applicable Time” is 4:30 p.m. (Eastern time) on November 21, 2022. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus, as of the Applicable Time, does not, and at the time of each sale of the Stock in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Delivery Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, as of the Applicable Time, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to information contained in or omitted from the Registration Statement, the Time of Sale Prospectus or the Prospectus in reliance upon and in conformity with information relating to (i) any Underwriter, furnished to the Company in writing through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 9(g), (ii) the Selling Stockholder, furnished to the Company in writing by the Selling Stockholder specifically for inclusion therein, which information is limited to the legal name of, and the number of shares of Stock offered by, the Selling Stockholder (the “Selling Stockholder Information”) or (iii) Post, furnished to the Company in writing by Post specifically for inclusion therein, which information is limited to the information in the row beginning with “Post Holdings, Inc.” in the table appearing under the caption “Selling Stockholder” in the Time of Sale Prospectus and the Prospectus (the “Post Information”).

(c) The documents incorporated by reference in the Time of Sale Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform, in all material respects, to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule V(b) hereto.

(d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule V(a) hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e) The Company and each of the Subsidiaries (as defined below) has been duly incorporated or organized (as applicable), is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company and each of the Subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries set forth on Schedule VI hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”).

(f) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus (except for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in each of the Time of Sale Prospectus and the Prospectus), and all of the issued shares of capital stock of the Company, as of the Delivery Date have been (or, in the case of the Stock, will be) duly authorized and validly issued, and are fully paid and non-assessable. All of the issued shares of capital stock of the Company and each of the Subsidiaries (as applicable) and the other ownership interests of each of the Subsidiaries (as applicable) have been duly authorized and validly issued, are fully paid and non-assessable and (except as set forth in each of the Time of Sale Prospectus and the Prospectus) and, in the case of such shares of capital stock or other ownership interests of each of the Subsidiaries, are owned directly or indirectly by such Subsidiaries, free and clear of all liens, encumbrances, equities or claims, except for (i) liens securing the Company’s senior secured credit facilities and (ii) such other liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(g) The shares of the Stock have been duly authorized and validly issued and are fully paid and non-assessable, and the shares of the Stock are not subject to any preemptive or similar rights. The shares of the Stock conform in all material respects to the description thereof in each of the Time of Sale Prospectus and the Prospectus.

(h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(i) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions to which it is a party contemplated hereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus (including the Share Repurchase) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of any of the Company or the Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any of the Company or the Subsidiaries is a party or by which any of the Company or the Subsidiaries is bound or to which any of the property or assets of any of the Company or the Subsidiaries is subject; (ii) result in any violation of the provisions of the charter or bylaws (or similar organizational documents) of any of the Company or the Subsidiaries; or (iii) result in any violation by the Company or the Subsidiaries of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Company or the Subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, defaults, liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect.

(j) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over any of the Company or the Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions to which it is a party contemplated hereby and by the Registration Statement, the Time of Sale Prospectus, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications (w) as may be required under state securities or Blue Sky laws or foreign laws in connection with the purchase and distribution of the Stock by the Underwriters, (x) with respect to the Financial Industry Regulatory Authority (“FINRA”), (y) as may be required under the rules of The New York Stock Exchange or (z) as have been obtained or made and are in full force and effect.

(k) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Time of Sale Prospectus and Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act, present fairly the financial condition, results of operations and cash flows of the Company at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. All disclosures included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l) [Reserved].

(m) PricewaterhouseCoopers LLP, which has audited certain financial statements of the Company, whose reports appear or are incorporated by reference in the Time of Sale Prospectus and which has delivered the initial letter referred to in Section 8(f) hereof, are independent registered public accountants as required by the Securities Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”).

(n) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of the financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets, (iii) access to the assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, (i) the Company has not been advised of or become aware of any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(o) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and the Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and to the Company’s knowledge, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(p) Since the date of the most recent balance sheet of the Company reviewed or audited by PricewaterhouseCoopers LLP, the Company has not been advised of or become aware of (A) any significant deficiencies not previously disclosed to the Company’s auditors and audit committee in the design or operation of internal controls that could adversely affect the ability of the Company or the Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of the Subsidiaries.

(q) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Estimates” set forth in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2022 incorporated by reference in the Time of Sale Prospectus and the Prospectus, accurately describes in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof, in each case to the extent required to be described in a registration statement filed under the Securities Act.

(r) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply, in all material respects, with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, with which any of them are required to comply.

(s) Except as disclosed or incorporated by reference in the Time of Sale Prospectus and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, none of the Company or the Subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) issued or granted any securities (other than as a result of the exercise, if any, of stock options or the award, if any, of stock options, restricted stock or other equity award in the ordinary course of business pursuant to the Company’s equity plans that are described in the Time of Sale Prospectus and the Prospectus), (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its capital stock, and, except as disclosed in the Time of Sale Prospectus and the Prospectus, since such date, there has not been any change in the capital stock or limited liability company interests, as applicable, or long-term debt of any of the Company or the Subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company or the Subsidiaries taken as a whole, in each case except (a) as described in the Time of Sale Prospectus and the Prospectus or (b) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Each of the Company and the Subsidiaries has good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case, free and clear of all liens, encumbrances and defects, except (i) such liens, encumbrances and defects as are described in the Time of Sale Prospectus and the Prospectus, (ii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (iii) liens securing the obligations under the Company’s senior secured credit facilities or (iv) such liens, encumbrances and defects as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All assets held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and the Subsidiaries.

(u) Each of the Company and the Subsidiaries has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Time of Sale Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have fulfilled and performed all of their respective obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except where such event would not reasonably be expected to have a Material Adverse Effect.

(v) Except as described in the Time of Sale Prospectus and the Prospectus, the Company and the Subsidiaries own or possess, or have applied for, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses (except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and the conduct of their respective businesses will not conflict with, and have not received any notice of any claim of conflict with, any such rights of others that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(w) Except as described in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which any of the Company and the Subsidiaries are a party or of which any property or assets of the Company and the Subsidiaries are the subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(x) There are no contracts or other documents required to be described in the Registration Statement, the Time of Sale Prospectus, or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the Time of Sale Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents that are so described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company nor any of the Subsidiaries has received written notice that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof except where such event would not reasonably be expected to have a Material Adverse Effect.

(y) The Company and the Subsidiaries carry insurance, or are covered by insurance carried by other persons, from insurers of recognized financial responsibility in such amounts and covering such risks as is customary for companies engaged in similar businesses and in similar industries. All such policies of insurance are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects; and none of the Company or the Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company does not have any reason to believe that any of the Company or the Subsidiaries will not continue to be insured under a renewal of their existing insurance coverage when such coverage expires or be able to obtain similar coverage from similar insurers, in each case other than as would not reasonably be expected to have a Material Adverse Effect.

(z) Except as described in the Time of Sale Prospectus and the Prospectus, no transaction, direct or indirect, that is required to be described in a registration statement of the Company pursuant to Item 404 of Regulation S-K exists between or among any of the Company and the Subsidiaries, on the one hand, and any related persons (as such term is defined in Item 404 of Regulation S-K), on the other hand, that is required to be described in the Time of Sale Prospectus which is not so described.

(aa) No labor disturbance by or dispute with the employees of any of the Company or the Subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(bb) None of the Company or the Subsidiaries (i) is in violation of its charter or bylaws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) The Company and the Subsidiaries (i) are and, to the knowledge of the Company, in the five years immediately prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of, or exposure to, hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all Permits required by or issued pursuant to Environmental Laws to conduct their respective businesses in the manner described in the Time of Sale Prospectus and the Prospectus, and (ii) have not received written notice or do not otherwise have knowledge (I) of any actual or alleged violation of Environmental Laws, or (II) of any actual or potential liability for the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except (A) in the case of clause (i) or (ii) where such non-compliance, violation or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) as described in the Time of Sale Prospectus and the Prospectus. Except as described in the Time of Sale Prospectus and the Prospectus, (x) there are no proceedings that are pending or, to the knowledge of the Company, threatened (in writing or known by an officer of the Company to be threatened), or contemplated against the Company and the Subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, and (y) the Company is not aware of any liabilities under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company or its subsidiaries.

(dd) Each of the Company and the Subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No tax deficiency has been determined adversely to any of the Company or the Subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be asserted against any of the Company or the Subsidiaries, in each case that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) to the knowledge of the Company, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding (A) transactions effected pursuant to a statutory or administrative exemption or (B) transactions that did not result in a material excise tax or transactions that result in a fiduciary violation that can be corrected; (iii) with respect to each Plan subject to Title IV of ERISA (A) no material “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) there has been no failure to satisfy the minimum funding standard of Sections 302 and 303 of ERISA or Sections 412 and 430 of the Code (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) and no failure to make by its due date (which failure has not been corrected without material liability) a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA (“Multiemployer Plan”), (C) as of the end of the most recent plan year for which a final valuation is available, the present value of the aggregate benefit liabilities under such Plan (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Plan) did not exceed the aggregate current fair market value of the assets of such Plan by more than $5.0 million, (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a Multiemployer Plan); and (iv) each Plan intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or opinion/advisory letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or with respect to any Plan intended to be qualified under Section 401(a) of the Code, the Company intends to timely submit an application for such a letter and nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(ff) Except (i) as described in the Time of Sale Prospectus and the Prospectus, (ii) as provided in the Company’s senior secured credit facilities maturing 2027 and senior notes due 2030 and (iii) where such restrictions would not reasonably be expected to have a Material Adverse Effect, no Subsidiary will be prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s equity, from repaying to the Company any loans or advances from the Company or from transferring any property or assets to the Company or any other Subsidiary.

(gg) The statistical and market-related data included or incorporated by reference in the Time of Sale Prospectus and the Prospectus and the financial statements of the Company included or incorporated by reference in the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(hh) The Company is not, and, after giving effect to the Share Repurchase as herein contemplated will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(ii) The statements set forth in each of the Time of Sale Prospectus and the Prospectus under the caption “Description of Capital Stock” insofar as they purport to constitute a summary of the terms of the Stock, and under the captions “Certain United States Federal Income Tax Consequences to Non-U.S. Holders” and “Underwriting (Conflicts of Interest),” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries of such terms and provisions in all material respects; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Prospectus and the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 9(g).

(jj) Except as described in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(kk) The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(ll) The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock (it being understood that the Company makes no representation with respect to any action taken by any Underwriter or their affiliates).

(mm) The Company has not distributed and, prior to the later to occur of the Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Time of Sale Prospectus, the Prospectus, any free writing prospectus to which the Representative has consented in accordance with Section 6(a)(vi) and any free writing prospectus set forth on Schedule V(a) hereto.

(nn) None of the Company nor any of the Subsidiaries, or any director or officer thereof, nor to the knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of any of the Company or the Subsidiaries, (i) has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gift, other unlawful expense relating to political activity or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (a “Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) has violated applicable anti-bribery and anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, and the Company and the Subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; or (iii) has made, offered or agreed to any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit.

(oo) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes of all jurisdictions where the Company or any of the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any of the Company or the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp) None of the Company or the Subsidiaries, or any director or officer thereof, nor, to the knowledge of the Company, any agent, employee or affiliate of any of the Company or the Subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions (currently the Crimea regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria); and the Company will not directly or indirectly lend, contribute or otherwise make available the proceeds of the offering to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and the Subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any country or territory that is the subject or target of Sanctions.

(qq) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr) [Reserved].

(ss) None of the Company or any of its affiliates (i) has engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has authorized anyone other than the Representative to engage in Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B of the Securities Act.

(tt) (i) There has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the information technology and computer systems, networks, hardware, software, data (including personal data) or databases (including the data and information of customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and the Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and the Subsidiaries), equipment or technology, in each case used or held for use in the business of the Company or the Subsidiaries (each of the foregoing items, and all such items collectively, “IT Systems and Data”); (ii) none of the Company or any of the Subsidiaries have been notified of, and have no knowledge of any material event or condition that would result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (iii) the IT Systems and Data used by the Company and the Subsidiaries are sufficient for, and operate and perform in all material respects as required by, the operation of the businesses of the Company and the Subsidiaries as now conducted and as proposed in the Registration Statement, Time of Sale Prospectus and the Prospectus to be conducted; and (iv) the Company and the Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices. Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries have operated and currently operate their businesses in compliance, and maintain appropriate information security policies and procedures designed to ensure such compliance, with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification (collectively, “Privacy and Security Obligations”). The Company and the Subsidiaries use commercially reasonable efforts to ensure that all third parties permitted to access any IT Systems and Data on their behalf, or to whom they have provided confidential data or any data that constitutes IT Systems and Data, maintain the confidentiality, privacy and security of such IT Systems and Data and comply with applicable Privacy and Security Obligations.

(uu) [Reserved].

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty made in the name and on behalf of the Company and not in such officer’s individual capacity, jointly and severally, as to matters covered thereby, to each Underwriter.

2. Representations, Warranties and Agreements of the Selling Stockholder and Post.

(1)	Selling Stockholder. The Selling Stockholder, solely in its capacity as a Selling Stockholder, represents, warrants and agrees with each of the Underwriters that:

(a)The execution, delivery and performance by the Selling Stockholder of this Agreement, the sale of the Stock by the Selling Stockholder hereunder and the consummation by the Selling Stockholder of the transactions to which it is a party contemplated hereby and by the Registration Statement, Time of Sale Prospectus and Prospectus, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject; (ii) result in any violation of the provisions of the charter or bylaws (or similar organizational documents) of the Selling Stockholder; or (iii) result in any violation by the Selling Stockholder of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, defaults, liens, charges or encumbrances that would not reasonably be expected to have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated herein.

(b) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its properties or assets is required for the execution, delivery and performance by the Selling Stockholder of this Agreement, the sale of the Stock by the Selling Stockholder hereunder and the consummation by the Selling Stockholder of the transactions to which it is a party contemplated hereby and by the Registration Statement, Time of Sale Prospectus and Prospectus, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications (w) as may be required under state securities or Blue Sky laws or foreign laws in connection with the purchase and distribution of the Stock by the Underwriters, (x) with respect to FINRA, (y) as may be required under the rules of The New York Stock Exchange or (z) as have been obtained or made and are in full force and effect.

(c) Assuming the Debt-for-Equity Exchange is consummated, the Selling Stockholder will have, immediately prior to the Delivery Date, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Stock to be sold by the Selling Stockholder hereunder at the Delivery Date, free and clear of all liens, encumbrances, equities or claims and, upon book-entry transfer of such Stock and payment therefor pursuant hereto, good and valid title to such Stock, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

(d) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(e) The Selling Stockholder, except in its capacity as an Underwriter, has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

(f) The Selling Stockholder’s Selling Stockholder Information in the Registration Statement, Time of Sale Prospectus and Prospectus at the Applicable Time is, and on the Delivery Date will be, true, correct and complete in all material respects and did not, as of the Applicable Time, and as of the Delivery Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the case of the Time of Sale Prospectus and the Prospectus, in the light of the circumstances under which they were made, not misleading.

(g) [Reserved].

(h) [Reserved].

(2)	Post. Post represents, warrants and agrees with each Underwriter, the Selling Stockholder and the Company that:

(a)The execution, delivery and performance by Post of this Agreement, the exchange of the Stock by Post pursuant to the Debt-for-Equity Exchange and the consummation by Post of the transactions to which it is a party contemplated hereby and by the Registration Statement, Time of Sale Prospectus and Prospectus, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of Post pursuant to, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which Post is a party or by which Post is bound or to which any of the property or assets of Post is subject; (ii) result in any violation of the provisions of the charter or bylaws (or similar organizational documents) of Post; or (iii) assuming the accuracy of the Company’s representations and warranties in Section 1 and the Selling Stockholder’s representations and warranties in Section 2(1), and compliance with their agreements contained therein, result in any violation by Post of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over Post or any of its properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, defaults, liens, charges or encumbrances that would not reasonably be expected to have a material adverse effect on the ability of Post to consummate the transactions contemplated herein.

(b) Assuming the accuracy of the Company’s representations and warranties in Section 1 and the Selling Stockholder’s representations and warranties in Section 2(1), and compliance with their agreements contained therein, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over Post or any of its properties or assets is required for the execution, delivery and performance by Post of this Agreement, the exchange of the Stock by Post pursuant to the Debt-for-Equity Exchange and the consummation by Post of the transactions contemplated hereby and by the Registration Statement, Time of Sale Prospectus and Prospectus to which it is a party, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications (w) as may be required under state securities or Blue Sky laws or foreign laws in connection with the purchase and distribution of the Stock by the Underwriters, (x) with respect to FINRA, (y) as may be required under the rules of The New York Stock Exchange or (z) as have been obtained or made and are in full force and effect.

(c) This Agreement has been duly and validly authorized, executed and delivered by Post.

(d) Post has not taken, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(e) The Post Information in the Registration Statement, Time of Sale Prospectus and Prospectus at the Applicable Time is, and on the Delivery Date will be, true, correct and complete in all material respects and did not, at the Applicable Time, and as of the Delivery Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the case of the Time of Sale Prospectus and the Prospectus, in the light of the circumstances which they were made, not misleading.

(f) Post is not prompted by any material non-public information concerning the Company or any of the Subsidiaries to exchange its Stock pursuant to the Debt-for-Equity Exchange.

(g) Post is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

3. Purchase of the Stock by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Selling Stockholder agrees to sell the shares of the Stock set forth opposite its name in Schedule I hereto to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Selling Stockholder the number of shares of the Stock (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying the aggregate number of shares of the Stock to be sold by the Selling Stockholder as set forth opposite its name in Schedule I hereto by a fraction, the numerator of which is the aggregate number of shares of the Stock to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the aggregate number of shares of the Stock to be purchased by all of the Underwriters from the Selling Stockholder hereunder.

The purchase price payable by the Underwriters for the Stock is $21.72 per share.

The Selling Stockholder is not obligated to deliver any of the Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

4. Offering of Stock by the Underwriters. Upon authorization by the Representative of the release of the Stock, the several Underwriters propose to offer the Stock for sale upon the terms and conditions to be set forth in the Prospectus.

5. Delivery of and Payment for the Stock.

(a) Delivery of and payment for the Stock shall be made at 10:00 A.M., New York City time, on November 25, 2022 at the offices of Latham & Watkins LLP. This date and time are sometimes referred to as the “Delivery Date.” Delivery of the Stock shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Stock being sold by the Selling Stockholder to or upon the order of the Selling Stockholder of the purchase price by wire transfer in Federal or other immediately available funds to the accounts specified by the Selling Stockholder. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Selling Stockholder shall deliver the Stock through the facilities of the Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

(b) On the Delivery Date, subject to the sale of the Stock by the Selling Stockholder to the Underwriters in compliance with the terms of this Agreement, and in consideration for the Repurchase Shares, the Company shall pay the purchase price set forth above for each Repurchase Share by wire transfer in Federal or other immediately available funds to the account specified by the Underwriters to the Company at least twenty-four hours in advance. Payment for the Repurchase Shares shall be made against delivery by the Underwriters of the Repurchase Shares to the Company through the facilities of the DTC for the account of the Company on the Delivery Date.

6. Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or the sale of the Stock; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Prospectus or any free writing prospectus in respect of the Stock, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any free writing prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Prospectus or any free writing prospectus relating to the Stock or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) Upon the written request of the Representative, to furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) the Time of Sale Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each free writing prospectus, and (D) any document incorporated by reference in the Time of Sale Prospectus or the Prospectus; and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the

Securities Act) is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus (or the Time of Sale Prospectus for the period before the Prospectus is available) as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act or the Time of Sale Prospectus, as applicable) is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or Time of Sale Prospectus, as applicable, or to file under the Exchange Act any document incorporated by reference therein in order to comply with the Securities Act or the Exchange Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus or Time of Sale Prospectus, as applicable, that will correct such statement or omission or effect such compliance.

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission.

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing.

(vi) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder, without the prior written consent of the Representative.

(vii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any free writing prospectus. If at any time after the date hereof any events shall have occurred as a result of which any free writing prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Time of Sale Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any free writing prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented free writing prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 405 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 440 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representative an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

(ix) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the parties may agree and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) [Reserved].

(xi) [Reserved].

(xii) The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement (if not previously delivered), a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(xiii) The Company also agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock or for membership interests of the Company or the Subsidiaries (such shares of Common Stock, membership interests or such other securities collectively, the “Locked-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Locked-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Locked-Up Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of the Stock under this Agreement or the Share Repurchase, (b) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (c) any grants under the

Company’s equity or stock plans in accordance with the terms of such plans as described in the Time of Sale Prospectus and the Prospectus, as such plans may be amended, and the filing of any registration statement on Form S-8 with respect thereto, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period and (e) Common Stock or rights to receive Common Stock (including securities convertible into or exercisable or exchangeable for Common Stock) issued or contemplated to be issued in connection with an acquisition or with a strategic or minority investment transaction; provided that (i) the aggregate number of shares of Common Stock issued or issuable upon exchange or conversion of any securities convertible into or exchangeable for Common Stock under clause (e) during the Restricted Period shall not exceed 10% of the total number of shares of Common Stock issued and outstanding as of the date of such acquisition or strategic or minority investment transaction, as the case may be, and (ii) any recipient of such Common Stock or rights to receive Common Stock (including securities convertible into or exercisable or exchangeable for Common Stock) shall have executed and delivered to the Representative a lock-up letter in the form of Exhibit A hereto.

(xiv) To cause any person becoming an executive officer (as defined in Rule 3b-7 of the Exchange Act) or director of the Company during the Restricted Period to enter into a Lock-Up Agreement substantially in the form of Exhibit A hereto.

(xv) Along with their respective affiliates to not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(xvi) To use commercially reasonable efforts to do and perform in all material respects all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy in all material respects conditions precedent to the Underwriters’ obligations hereunder to purchase the Stock.

(xvii) To not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Stock contemplated hereby.

(b)

Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

7. Expenses. The Company covenants and agrees and with the several Underwriters and the Selling Stockholder, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, that the Company shall pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the Base Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), the Base Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the inclusion of the Stock on The New York Stock Exchange and/or any other exchange; (f) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of outside counsel to the Underwriters not to exceed $15,000); (g) the preparation, printing and distribution of one or more versions of the Time of Sale Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (excluding related fees and expenses of Canadian counsel to the Underwriters); (h) the investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; (i) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of sale of the Stock (provided that the amount payable by the Company pursuant to subsection (f) and the reasonable fees and disbursements of counsel to the Underwriters described in this subsection (i) shall not exceed $30,000); and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 7, in Section 9 and in Section 12, the Underwriters and the Selling Stockholder shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters. This Section 7 shall not affect or modify the terms of any separate, valid agreement (including, without limitation, the Exchange Agreement or any registration rights agreement) relating to the allocation of payment of expenses or costs in connection with the transactions contemplated by this Agreement between the Company or Post, on the one hand, and the Selling Stockholder, on the other hand.

8. Conditions of Underwriters’ Obligations. Each of the Company and the Selling Stockholder acknowledges and agrees that the respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholder contained herein, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i) and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433. The Company shall have complied with all filing requirements applicable to any free writing prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any free writing prospectus shall have been issued and no proceeding or examination for such purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Time of Sale Prospectus or any free writing prospectus shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement.

(b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any free writing prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to the Representative its written opinion and negative assurance letter, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit B.

(d) Each of (i) Cleary Gottlieb Steen & Hamilton LLP and (ii) Lewis Rice LLC, as counsel for Post, shall have furnished to the Representative their respective written opinions and negative assurance letters, addressed to the Underwriters and dated such Delivery Date, substantially in the forms attached hereto as Exhibit C and Exhibit D.

(e) The Representative shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions and negative assurance letter, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Time of Sale Prospectus and the Prospectus and other related matters as the Representative may reasonably require, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter with respect to the Company, in form and substance reasonably satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm with respect to the Company, within the applicable rules and regulations adopted by the Commission and the PCAOB and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Prospectus, as of a date not more than two business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) With respect to the letter of PricewaterhouseCoopers LLP, referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representative a letter (the “bring-down letter”) with respect to the Company, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are an independent registered public accounting firm within the applicable rules and regulations adopted by the Commission and the PCAOB, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than two business days prior to the date of the bring-down letter), the conclusions and findings of PricewaterhouseCoopers LLP with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its General Counsel (in the name and on behalf of the Company and not in individual capacities) as to such matters as the Representative may reasonably request, including, without limitation, a statement:

(i) Confirming that the representations, warranties and agreements of the Company in Section 1 are true and correct in all material respects on and as of such Delivery Date (or, in the case of representations, warranties and agreements that are qualified by materiality or Material Adverse Effect, confirming that such representations, warranties and agreements are true and correct on and as of such Delivery Date);

(ii) Confirming that they have examined the Registration Statement, the Time of Sale Prospectus and the Prospectus and, in their opinion, (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Time of Sale Prospectus, as of the

date of this Agreement or as amended or supplemented, if applicable, as of the Delivery Date did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement), in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (x) information contained in or omitted from the Time of Sale Prospectus and the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(g), (y) any Selling Stockholder Information or (z) the Post Information;

(iii) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iv) To the effect of Section 8(i) (provided that no representation with respect to the judgment of the Representative need be made) and Section 8(j).

(v) [Reserved].

(i) (i) Neither the Company nor any of the Subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) except as described in the Time of Sale Prospectus and the Prospectus (exclusive of any amendments or supplements thereto) since such date there shall not have been any change in the capital stock or long-term debt of either the Company or the Subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company and the Subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the good faith judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j) Subsequent to the execution and delivery of this Agreement and prior to the Delivery Date (i) no downgrading shall have occurred in the rating accorded the Company or any of the securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on The New York Stock Exchange, the Nasdaq Global Select Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission or by such exchange, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or there shall have occurred any other calamity or crisis either within or outside of the United States, as to make it, in the good faith judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance.

(m) The Debt-for-Equity Exchange shall have been consummated (i) in accordance with the terms and conditions of the Exchange Agreement and (ii) consistent with the description thereof set forth in the Time of Sale Prospectus and the Prospectus, in each case, in all material respects.

(n) The Lock-Up Agreements, each substantially in the form of Exhibit A hereto, between the Representative on behalf of the Underwriters and the officers and directors of the Company, relating to sales and certain other dispositions of shares of Common Stock, membership interests and certain other securities, delivered to the Representative on behalf of the Underwriters on or before the date hereof, shall be in full force and effect on such Delivery Date.

(o) Post shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Financial Officer (in the name and on behalf of Post and not in individual capacities) as to such matters as the Representative may reasonably request, including, without limitation, a statement confirming that the representations, warranties and agreements of Post in Section (2)(2) are true and correct in all material respects on and as of such Delivery Date (or, in the case of representations, warranties and agreements that are qualified by materiality or Material Adverse Effect, confirming that such representations, warranties and agreements are true and correct on and as of such Delivery Date).

(p) On or prior to each Delivery Date, the Company and the Selling Stockholder shall have furnished to the Underwriters such further certificates and documents as the Representative may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

Each of the Company and the Underwriters acknowledges and agrees that the obligation of the Selling Stockholder to sell the Stock will be subject to the consummation of the Debt-for-Equity Exchange pursuant to the terms and conditions of the Exchange Agreement and receipt by the Selling Stockholder of the Stock from Post.

9. Indemnification and Contribution.

(a) The Company hereby agrees to indemnify and hold harmless each Underwriter, the Selling Stockholder and their respective affiliates, directors, officers and employees and each person, if any, who controls any Underwriter or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, Selling Stockholder, affiliate, director, officer, employee or controlling person (as applicable) may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Base Prospectus, the Time of Sale Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto, (B) any free writing prospectus or any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter or the Selling Stockholder, (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting a free writing prospectus (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in the Time of Sale Prospectus, the Registration Statement, the Prospectus, any free writing prospectus or any amendment or supplement thereto or in any Permitted Issuer Information, any Written Testing-the-Waters Communication, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter, the Selling Stockholder and each such affiliate, director, officer, employee or controlling person (as applicable) promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, Selling Stockholder, affiliate, director, officer, employee or controlling person (as applicable) in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Base Prospectus, the Time of Sale Prospectus, the Registration Statement, the Prospectus, any free writing prospectus or any such amendment or supplement thereto, or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information (i) concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 9(g), (ii) concerning the Selling Stockholder furnished to the Company by the Selling Stockholder, to the extent such information constitutes Selling Stockholder Information or (iii) concerning Post furnished to the Company by Post, to the extent such information constitutes Post Information. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to (i) any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter or (ii) the Selling Stockholder or to any affiliate, director, officer, employee or controlling person of the Selling Stockholder.

(b) The Selling Stockholder hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock) to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises to the extent and in the manner set forth in Section 9(a) above; provided, however, that (i) the Selling Stockholder shall be liable only in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Base Prospectus, the Time of Sale Prospectus, the Registration Statement, the Prospectus, any free writing prospectus or any such amendment or supplement thereto, or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with the Selling Stockholder’s Selling Stockholder Information and (ii) the aggregate amount of the Selling Stockholder’s liability pursuant to this Section 9(b) shall not exceed the amount of the underwriting discount received by it or its affiliate, as applicable, in its or its affiliate’s capacity as an Underwriter hereunder. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholder may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of such Underwriter.

(c) Each Underwriter, severally and not jointly, hereby agrees to indemnify and hold harmless the Company and the Selling Stockholder and its and their respective officers, employees, directors and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Selling Stockholder or any such director, officer, employee or controlling person (as applicable) may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Time of Sale Prospectus, the Registration Statement, the Prospectus, any free writing prospectus or any amendment or supplement thereto, or any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in the Time of Sale Prospectus, the Registration Statement, the Prospectus, any free writing prospectus or any amendment or supplement thereto, or any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 9(g). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to (i) the Company or any such affiliate, director, officer, employee or controlling person of the Company or (ii) the Selling Stockholder or any such affiliate, director, officer, employee or controlling person of the Selling Stockholder.

(d) Post hereby agrees to indemnify and hold harmless each Underwriter and the Selling Stockholder, their respective affiliates, directors, officers and employees and each person, if any, who controls any Underwriter or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock) to which that Underwriter, Selling Stockholder, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises to the extent and in the manner set forth in Section 9(a) above; provided, however, that Post shall be liable only in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Base Prospectus, the Time of Sale Prospectus, the Registration Statement, the Prospectus, any free writing prospectus or any such amendment or supplement thereto, or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with the Post Information. The foregoing indemnity agreement is in addition to any liability that Post may otherwise have to any Underwriter or the Selling Stockholder or to any affiliate, director, officer, employee or controlling person of such Underwriter or the Selling Stockholder.

(e) Promptly after receipt by an indemnified party under paragraph (a), (b), (c) or (d) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under paragraph (a), (b), (c) or (d) above, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraph (a), (b), (c) or (d) above except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under paragraph (a), (b), (c) or (d) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable and documented costs of investigation; provided, however, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and their respective affiliates, directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company, Post and/or the Selling Stockholder, as applicable under this Section 9, but the fees and expenses of such counsel shall be at the expense of the Underwriters unless (i) the Company, Post and/or the Selling Stockholder, as applicable and the Underwriters shall have so mutually agreed; (ii) the Company, Post and/or the Selling Stockholder, as applicable shall have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective affiliates, directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the Company, Post and/or the Selling Stockholder, as applicable; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective affiliates, directors, officers, employees or controlling persons, on the one hand, and the Company, Post and/or the Selling Stockholder, as applicable, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the reasonable and documented fees and expenses of such separate counsel shall be paid by the Company, Post and/or the Selling Stockholder, as applicable. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel (together with one local counsel in each jurisdiction) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances;

provided that if the use of such counsel chosen to represent all indemnified parties would present such counsel with a conflict of interest, each indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party and the indemnifying party shall be liable for the reasonable and documented fees and expenses of such counsel. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(f) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a), 9(b), 9(c) and 9(d) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, for which such indemnification would otherwise be available pursuant to its terms, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and Post, on the one hand, and the Underwriters and the Selling Stockholder, on the other, from the offering of the Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company in one regard, the Selling Stockholder in the second regard, Post in the third regard, and the Underwriters in the fourth regard, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and Post, on the one hand, and the Underwriters and the Selling Stockholder, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Selling Stockholder, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company in one regard, the Selling Stockholder in the second regard, Post in the third regard or the Underwriters in the fourth regard, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Post, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(f) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(f) shall be deemed to include, for purposes of this Section 9(f) and subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(f), (i) in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the discount received by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission, and (ii) in no event shall the Selling Stockholder be required to contribute any amount in excess of the amount by which the discount received by it or its affiliate, as applicable, in its or its affiliate’s capacity as an Underwriter hereunder, exceeds any damages which the Selling Stockholder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 9(f) are several in proportion to their respective underwriting obligations hereunder and not joint.

(g) The Underwriters severally confirm and the Company and the Selling Stockholder, severally and not jointly, acknowledges and agrees that the statements regarding the concession and reallowance figures and the first three paragraphs relating to overallotment, stabilization and covering transactions by the Underwriters appearing under the caption “Underwriting (Conflicts of Interest)—Price Stabilization and Short Positions” in the Time of Sale Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Time of Sale Prospectus, the Registration Statement, the Prospectus, any free writing prospectus or any amendment or supplement thereto, any Blue Sky Application, or any Marketing Materials.

10. Defaulting Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Stock hereunder and the aggregate number of shares of the Stock that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of the Stock, the Representative may make arrangements satisfactory to the Selling Stockholder for the purchase of such Stock by other persons, including any of the Underwriters, but if no such arrangements are made by the Delivery Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Stock that such defaulting Underwriter agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate number of shares of the Stock with respect to which such default or defaults occur exceeds 10% of the total number of shares of the

Stock and arrangements satisfactory to the Representative and the Selling Stockholder for the purchase of such Stock by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder, except as provided in Section 15. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11. Termination. Each of the Company and the Selling Stockholder acknowledges and agrees that the obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company and the Selling Stockholder prior to delivery of and payment for the Stock by the Underwriters if, prior to that time, any of the events described in Sections 8(i), 8(j) and 8(k) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

12. Reimbursement of Underwriters’ Expenses. If (a) the Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters for any reason permitted under this Agreement (including due to the failure by Post to consummate the Debt-for-Equity Exchange pursuant to the Exchange Agreement), or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement (other than the failure of the condition set forth in Section 8(k) of this Agreement to be satisfied (other than a halt in trading of the securities of the Company)), Post or the Company, as applicable, will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable and documented fees and disbursements of outside counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase and sale of the Stock, each to the extent that any such failure or reason is caused by an action, inaction or failure of such party (except that in the case of any failure or reason on the basis of Section 8(k), Post shall reimburse the Underwriters for all such expenses), and upon demand, Post or the Company, as the case may be, shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters or the Selling Stockholder, Post shall not be obligated to reimburse any defaulting Underwriter on account of those expenses, and in the case of default of the Company or the Selling Stockholder, such defaulting party shall be responsible for reimbursing the Underwriters in accordance with this Section 12. To the extent this Section 12 in any way conflicts with that certain Registration Rights Agreement, dated March 10, 2022, by and among the Company, Post and the other stockholders party thereto (the “Registration Rights Agreement”), such Registration Rights Agreement is modified accordingly. Except as provided in this Section 12, nothing herein is intended to, nor shall it, modify the Registration Rights Agreement in any manner.

13. Research Analyst Independence. Each of the Company and the Selling Stockholder acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. Each of the Company and the Selling Stockholder acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to any Underwriter and/or the Selling Stockholder, shall be delivered or sent by hand delivery, mail, overnight courier or facsimile transmission to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (Fax: (212) 622-8358), Attention: Equity Syndicate Desk, with a copy to the Legal Department and with a copy to Latham & Watkins LLP, Attention: Ian D. Schuman (Fax: 212-751-4864, e-mail: ian.schuman@lw.com); provided, however, that any notice to an Underwriter pursuant to Section 9(d) shall be delivered or sent by hand delivery, mail, facsimile or electronic transmission to such Underwriter.

(b) if to the Company, shall be delivered or sent by mail, overnight courier or email to BellRing Brands, Inc., 2503 S. Hanley Road, St. Louis, MO 63144, Attention: General Counsel (email: craig.rosenthal@bellringbrands.com), with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, Attention: Hui Lin (email: hui.lin@stblaw.com). Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

(c) If to Post, shall be delivered or sent by mail, overnight courier or email to Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, MO 63144, Attention: Diedre Gray (email: diedre.gray@postholdings.com) and Matt Mainer (email: matt.mainer@postholdings.com), with a copy to Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006, Attention: Charles W. Allen (e-mail: callen@cgsh.com).

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, Post (solely with respect to Section 2(2), Section 9, Section 12, Section 14 and Section 16), the Company, the Selling Stockholder and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations and warranties (other than those representations and warranties that are expressly made only to a specific party or parties hereto, which shall be for the benefit of such specified party or parties and their respective indemnified persons referred to in Section 9 and their respective successors and assigns), indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the other indemnified persons referred to in Section 9 and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, Post, the Selling Stockholder and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of the Stock and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means any day on which The New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto agree that any suit or proceeding arising in respect of this Agreement will be tried exclusively in the U.S. District Court of the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and the parties hereto agree to submit to the jurisdiction of, and to venue in, such courts.

19. Waiver of Jury Trial. The Company, the Selling Stockholder and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. No Fiduciary Duty. Each of the Company and the Selling Stockholder acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company, the Selling Stockholder and any other person, on the one hand, and the Underwriters, on the other hand, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company or the Selling Stockholder, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company and the Selling Stockholder shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Stockholder. Each of the Company and the Selling Stockholder hereby waives and agrees not to assert any claims that the Company and the Selling Stockholder may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

The Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide the Selling Stockholder with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering of the Stock, the Underwriters are not making a recommendation to the Selling Stockholder to participate in the offering or sell any Stock at the price set forth in Section 3 hereof, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

21. Patriot Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L, 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, which may include the name and address of their clients, as well as other information that will allow the Underwriters to properly identify their clients.

22. Recognition of the U.S. Special Resolution Regimes. In the event that (a) any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States and (b) any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Stock, represents the entire agreement between the Company, the Selling Stockholder and the Underwriters with respect to the preparation of the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Stock.

24. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Furthermore, the words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

25. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholder, Post and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

BellRing Brands, Inc.

By:	/s/ Craig L. Rosenthal
Name: Craig L. Rosenthal
Title: Senior Vice President & General Counsel

J.P. Morgan Securities LLC as Selling Stockholder

By:	/s/ Joe Nassirian
Name: Joe Nassirian
Title: Vice President

Post Holdings, Inc. (solely for purposes of Section 2(2), Section 9, Section 12, Section 14 and Section 16)

By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: EVP, General Counsel & Chief Administrative Officer, Secretary

[UNDERWRITING AGREEMENT]

Accepted:

J.P. Morgan Securities LLC

For itself and as Representative of the several Underwriters named in Schedule II hereto

By J.P. MORGAN SECURITIES LLC, as Authorized Representative

By	/s/ Joe Nassirian
Name: Joe Nassirian
Title: Vice President

[UNDERWRITING AGREEMENT]

SCHEDULE I

Selling Stockholder	Number of Shares of Stock
J.P. Morgan Securities LLC	4,597,339

Total	4,597,339

SCHEDULE II

Underwriters	Number of Shares of Stock
J.P. Morgan Securities LLC	1,252,776
Barclays Capital Inc.	930,961
Morgan Stanley & Co. LLC	804,534
Citigroup Global Markets Inc.	804,534
Goldman Sachs & Co. LLC	804,534

Total	4,597,339

SCHEDULE III

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Robert V. Vitale (also to sign in his capacity as an executive officer)
Darcy Horn Davenport
Thomas P. Erickson
Jennifer Kuperman Johnson
Elliot H. Stein, Jr.
Chonda J. Nwamu

Executive Officers

Darcy Horn Davenport
Paul A. Rode
Douglas J. Cornille
Marc S. Mollere
Robin Singh
Craig L. Rosenthal

SCHEDULE IV

CONVEYED PRICING INFORMATION

1.	Public Offering Price Per Share: Variable

2.	4,597,339 shares of Stock

3.	The number of Repurchase Shares is 925,000 shares to be purchased at a price per share equal to the price per share paid by the Underwriters to the Selling Stockholder.

SCHEDULE V

FREE WRITING PROSPECTUS AND OTHER INFORMATION

•	(a) Free writing prospectuses not included in the Time of Sale Prospectus

None

•	(b) Additional documents incorporated by reference

None

SCHEDULE VI

List of Subsidiaries

BellRing Intermediate Holdings, Inc.

BellRing Brands, LLC

TA/DEI-A Acquisition Corp.

Dymatize Enterprises, LLC

Premier Nutrition Company, LLC

Supreme Protein, LLC

Active Nutrition International GmbH

EXHIBIT A

FORM OF LOCK-UP LETTER AGREEMENT

Exhibit A

EXHIBIT B

FORM OF OPINION OF SIMPSON THACHER & BARTLETT LLP

Exhibit B

EXHIBIT C

FORM OF OPINION OF CLEARY GOTTLIEB STEEN & HAMILTON LLP

Exhibit C

EXHIBIT D

FORM OF OPINION OF LEWIS RICE LLC

Exhibit D